Exhibit 10.1

                          FIRST MORTGAGE NOTE

                                         New York, New York

          FOR VALUE RECEIVED _______________________________
________________, a _______ limited partnership, having its principal place of business at _____________________________
______________________________________ (hereinafter referred to as "Maker"), promises to pay to the order of [ORIGINATOR], a ________ corporation, at its principal place of business at
_____________________________________________________________
(hereinafter referred to as "Payee"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of ________________________ ________ AND 00/100 DOLLARS ($_______________) in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (hereinafter defined), and to be paid as hereinafter provided.

                           A. PAYMENT TERMS

Maker shall pay to Payee:

   (i) a payment of interest only on the date hereof for the period commencing on the date hereof and ending December 31, 1995;

  (ii)    a constant payment of $_________ (the "Monthly
          Payment") on February 1, 1996 and on the first day of each calendar month (the "Monthly Payment
          Date") thereafter to and including the first day of December, 2005; and

 (iii) the balance of the principal sum then outstanding and all interest thereon shall be due and payable on the first day of January, 2006 (the "Maturity
          Date").

Each of such payments shall be applied as follows:

   (i) First to the payment of interest computed at the Applicable Interest Rate; and

  (ii) The balance applied toward the reduction of the principal sum.

                              B. INTEREST

          The term "Applicable Interest Rate" as used in this Note shall mean _____% per annum.

          Interest on the principal sum of this Note will be

due and payable monthly, in level payments, on the first day of each calendar month, based on a year of twelve months of thirty days each.

                      C. DEFAULT AND ACCELERATION

          The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Mortgage (hereinafter defined) and this Note (all such sums hereinafter collectively referred to as the "Debt") shall without notice become immediately due and payable at the option of Payee if any payment required in this Note is not paid within ten (10) days after written notice from the Payee notifying Maker that the same is due or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Mortgage (hereinafter collectively an "Event of Default"). All of the terms, covenants and conditions contained in the Mortgage and the Other Security Documents (hereinafter defined) are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event that it should become necessary to employ counsel to collect the Debt or to protect, sell or foreclose the security hereof, Maker also agrees to pay reasonable attorney's fees for the services of such counsel whether or not suit be brought.

                             D. PREPAYMENT

          The principal balance of this Note may not be prepaid, in whole or in part, prior to January 1, 2000. Commencing on January 1, 2000 and at any time thereafter, provided no default exists under the Mortgage or under this Note, the principal balance of the Note may be prepaid in whole, but not in part, on the first day of any calendar month, upon not less than thirty (30) days or more than forty five (45) days prior written notice (the "Prepayment Notice") by certified mail to Payee specifying the date (the "Prepayment Date") on which prepayment is to be made. Upon any prepayment of this Note, whether voluntary or involuntary, including, without limitation, any prepayment as a result of acceleration or prepayment by court order or trustee sale, Maker shall pay to Payee (a) all interest accrued and unpaid on the principal balance of this Note to and including the Prepayment Date, (b) all other sums due under the Mortgage, this Note or the Other Security Documents and (c) a prepayment premium (the "Premium") in an amount equal to the greater of (i) one percent (1%) of the principal balance of this Note outstanding after the application of the Monthly Payment, if any, due on such Prepayment Date or (ii) the product of (A) a fraction whose numerator is an amount equal to the portion of the principal balance of the Debt being prepaid and whose denominator is the entire outstanding principal balance of the Debt on the date of such prepayment, multiplied by (B) an amount equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principal balance of the Debt as of the date of such prepayment from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest on the entire Debt (including any ballon payment) determined by discounting such payments at the Discount Rate (hereinafter defined). The calculation of the Premium shall be made by Payee (or the then holder of the Debt, as applicable), and shall, absent manifest error, be final, conclusive and binding upon all parties.

          "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate
(hereinafter defined) when compounded semi-annually.

          "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yield, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant prepayment of the Debt, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the Debt. In the event Release H.15 is no longer published, Payee (or the then holder of the Debt, as applicable) shall select a comparable publication to determine the Treasury Rate.

          In no event shall Payee be required to (i) accept any prepayment hereunder without the payment of the Premium then due or (ii) reinvest any prepayment proceeds in U.S.
Treasury obligations or otherwise. The Premium shall not be due and payable for any prepayment (unless such prepayment occurs after an acceleration of the Debt by Payee) made during the six (6) month period immediately prior to the Maturity Date.

          Notwithstanding the foregoing: if following the occurrence of any Event of Default, Maker shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a foreclosure sale of the Mortgaged Property (as defined in the Mortgage), and if at the time of such tender prepayment of the Debt is not permitted, Maker shall, in addition to the entire Debt, also pay to Payee a sum equal to (a) all interest which would have accrued on the outstanding principal balance of this Note at the Applicable Interest Rate from the date of such tender to January 1, 2000 and (b) the Premium which would have been payable as of January 1, 2000.

                          E. DEFAULT INTEREST

          Maker does hereby agree that upon the occurrence

of an Event of Default or upon the failure of Maker to pay the Debt in full on the Maturity Date, Payee shall be entitled to receive and Maker shall pay interest ("Default Interest") on the entire unpaid principal sum at the rate of
(i) four percent (4%) over the Applicable Interest Rate then in effect or (ii) the maximum rate of interest which Maker may by law pay, whichever is lower, to be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (the "Default Interest Rate"). This charge shall be added to the Debt, and shall be deemed secured by the Mortgage. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default.

                              F. SECURITY

          This Note is secured by the Mortgage and the Other Security Documents. The term "Mortgage" as used in this Note shall mean the First Mortgage and Security Agreement dated as of the date hereof in the principal sum of $_____________ given by Maker to Payee encumbering the fee estate of Maker in certain premises located in _______ County, State of _______, and other property, as more particularly described therein and intended to be duly recorded in said County. The term "Other Security Documents" as used in this Note shall mean all and any of the documents other than this Note or the Mortgage now or hereafter executed by Maker and/or others and by or in favor of Payee, which wholly or partially secure or guarantee payment of this Note. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators.

                           G. SAVINGS CLAUSE

          This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum interest rate which Maker is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Maker is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

                            H. LATE CHARGE


          If any sum payable under this Note is not paid on or before the date on which it is due, without taking into account any applicable notice or grace period, Maker shall pay to Payee upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment and such amount shall be secured by the Mortgage and the Other Security Documents. Nothing contained herein is intended to affect the rights of Payee in and to any Default Interest due to Payee pursuant to the provisions of paragraph E hereof entitled "Default Interest."

                           I. MISCELLANEOUS

          This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several. The foregoing sentence, however, is not intended to affect the limited liability of any limited partner or stockholder of Maker afforded by applicable partnership or corporate law.

          Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Mortgage or the Other Security Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other who may become liable for the payment of all or any part of the Debt, under this Note, the Mortgage or the Other Security Documents.

          Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute and deliver this Note, the Mortgage and the Other Security Documents and that this Note, the Mortgage and the Other Security Documents constitute valid and binding obligations of Maker.

          This Note shall be governed and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.


                            J. EXCULPATION

          Payee shall not enforce the liability and obligation of Maker to perform and observe the obligations contained in this Note or the Mortgage by any action or proceeding wherein a money judgment shall be sought against Maker or any general or limited partner of Maker (hereinafter collectively referred to as the "Exculpated Parties"), except that Payee may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Payee to enforce and realize upon this Note, the Mortgage, the Other Security Documents, and the interest in the Mortgaged Property, the Rents (as defined in the Mortgage) and any other collateral given to Payee created by this Note, the Mortgage and the Other Security Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against the Exculpated Parties only to the extent of Maker's interest in the Mortgaged Property, in the Rents and in any other collateral given to Payee. Payee, by accepting this Note and the Mortgage, agrees that it shall not sue for, seek or demand any deficiency judgment against the Exculpated Parties in any such action or proceeding, under or by reason of or under or in connection with the Mortgage, the Other Security Documents or this Note. The provisions of this paragraph shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Mortgage, the Other Security Documents or this Note; (ii) impair the right of Payee to name Maker as a party defendant in any action or suit for judicial foreclosure and sale under the Mortgage;
(iii) affect the validity or enforceability of any guaranty made in connection with the Mortgage, this Note, or the Other Security Documents; (iv) impair the right of Payee to obtain the appointment of a receiver; (v) impair the enforcement of the First Assignment of Leases and Rents dated the date hereof given by Maker to Payee executed in connection herewith; (vi) impair the right of Payee to bring suit with respect to fraud or intentional misrepresentation by Maker, the Exculpated Parties or any other person or entity in connection with the Mortgage, this Note or the Other Security Documents; (vii) impair the right of Payee to obtain the Rents received by any of the Exculpated Parties after the occurrence of an Event of Default; (viii) impair the right of Payee to bring suit with respect to the Exculpated Parties' misappropriation of tenant security deposits or Rents collected in advance; (ix) impair the right of Payee to obtain insurance proceeds or condemnation awards due to Payee under the Mortgage; (x) impair the right of Payee to enforce the provisions of sub-paragraphs 36(g) through 36(j), inclusive and paragraphs 34 and 35 of the Mortgage against the Maker (excluding the general and limited partners of Maker); or (xi) impair the right of Payee to recover any part of the Debt from the Maker (excluding the general and limited partners of Maker) following the breach of any covenant contained in paragraphs 9 or 56 of the Mortgage.

                       K. [LOCAL LAW PROVISIONS]

1. In the event of any inconsistencies between this paragraph K and any other provisions of this Note, the terms and conditions of this paragraph K shall control and be binding.

                    [ADD LOCAL PROVISIONS, IF ANY]

                    [NO FURTHER TEXT ON THIS PAGE]

          IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above written.

Witnesses:                _______________________________
                          ________________, a _______
                          limited partnership

______________________    By: ___________________________,
Name:                         ___________________________
                              a ___________ corporation,
                              its general partner

______________________        By:_______________________,
Name:                         Name:
                              Title:

This instrument prepared by:
Jeffrey J. Temple, Esq.
White & Case
1155 Avenue of the Americas
New York, New York 10036